Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2014, relating to the consolidated balance sheet of Dominion Midstream Partners, LP appearing in the Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Yours truly,

/s/ Deloitte & Touche LLP

March 28, 2014

Richmond, Virginia